     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998.

                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                 RAYONIER INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ------------------

                NORTH CAROLINA                                     13-2607329
           (STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

              1177 SUMMER STREET, STAMFORD, CONNECTICUT 06905-5529
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  REGISTRANT'S TELEPHONE NUMBER: 203-348-7000
                               ------------------

                             JOHN B. CANNING, ESQ.
               CORPORATE SECRETARY AND ASSOCIATE GENERAL COUNSEL
                                 RAYONIER INC.
              1177 SUMMER STREET, STAMFORD, CONNECTICUT 06905-5529
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                     AGENT'S TELEPHONE NUMBER: 203-348-7000

                                   COPIES TO

             MARTIN L. BUDD, ESQ.                              JOHN W. WHITE, ESQ.
              DAY, BERRY & HOWARD                            CRAVATH, SWAINE & MOORE
             ONE CANTERBURY GREEN                               825 EIGHTH AVENUE
            STAMFORD, CT 06901-2047                          NEW YORK, NY 10019-7415

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                               ------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                                   PROPOSED MAXIMUM
      TITLE OF EACH CLASS             AMOUNT BEING         PROPOSED MAXIMUM       AGGREGATE OFFERING        AMOUNT OF
OF SECURITIES BEING REGISTERED         REGISTERED       OFFERING PRICE PER UNIT          PRICE          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Debt Securities................     $100,000,000(1)              100%               $100,000,000(2)          $29,500

--------------------------------------------------------------------------------

(1) If any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities aggregating $100,000,000.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) The amount of securities eligible to be sold under the prior Registration Statement is $100,000,000 for which a filing fee of $34,485 was paid.
                               ------------------

    Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus which also relates to Registration Statement No. 33-52855, previously filed by the registrant on Form S-3. This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to the registrant's Registration Statement No. 33-52855, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.
                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

$200,000,000
RAYONIER INC.
DEBT SECURITIES
------------------------

Rayonier Inc. ("Rayonier" or the "Company") may offer or issue from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") in an aggregate principal amount of up to $200,000,000 (or, if Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate proceeds of $200,000,000 to the Company). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in an accompanying supplement to this Prospectus (each a "Prospectus Supplement").

The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, interest rate or rates (which may be fixed or variable) and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series (the "Offered Securities") will be set forth in a Prospectus Supplement.

The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If agents, dealers or underwriters are involved in the sale of the Debt Securities, the names of such agents, dealers or underwriters and any applicable agents' commissions, dealers' purchase price or underwriters' discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale will also be set forth in a Prospectus Supplement.

Each Prospectus Supplement will state whether the Offered Securities will be listed on any securities exchange. If the Offered Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for the Offered Securities.

The Debt Securities may be issued only in registered form, and may be issued in temporary or definitive global form.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

            , 1998

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND/OR A PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

     This Prospectus constitutes part of a Registration Statement on Form S-3 (the "Registration Statement," which term shall include any amendments thereto) filed by the Company with the Commission under the Securities Act of 1933 (the "Securities Act"), relating to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There is hereby incorporated in this Prospectus by reference the following documents filed by Rayonier with the Commission under the Exchange Act:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997;
     and

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31,
     1998.

     All documents filed by Rayonier pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or in the accompanying Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, or in an accompanying Prospectus Supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Rayonier will furnish without charge to each person to whom a copy of this Prospectus is delivered, upon request, a copy of any of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Corporate Secretary, Rayonier Inc., 1177 Summer Street, Stamford, Connecticut 06905-5529. Telephone requests may be directed to
(203) 348-7000.

                                 RAYONIER INC.

     Rayonier Inc. (Rayonier or the Company), including its subsidiaries, is a leading international forest products company primarily engaged in the trading, merchandising and manufacturing of logs, timber and wood products, and in the production and sale of high-value-added specialty pulps. Rayonier owns, leases, manages or controls approximately 1.5 million acres of timberland in the United States and New Zealand. In addition, the Company operates two pulp mills and three lumber manufacturing facilities in the United States and, as of October 1, 1997, a medium density fiberboard plant in New Zealand.

     Rayonier was founded as Rainier Pulp and Paper Company in Shelton, WA in 1926. In 1937, the Company became "Rayonier Incorporated", a corporation whose stock was publicly traded on the New York Stock Exchange (NYSE) until Rayonier became a wholly owned subsidiary of ITT Industries, Inc. (ITT), then known as ITT Corporation, in 1968. On February 28, 1994, Rayonier again became an independent company when ITT distributed all of the Common Shares of Rayonier to ITT stockholders. Rayonier shares are publicly traded on the NYSE under the symbol RYN.

     Rayonier is a North Carolina corporation with its executive offices at 1177 Summer Street, Stamford, CT 06905-5529. Its telephone number is (203) 348-7000.

     Rayonier operates in two major business segments, Timber and Wood Products and Specialty Pulp Products. In 1997, Timber and Wood Products accounted for 50 percent of sales and Specialty Pulp Products accounted for 47 percent of sales. The remaining 3 percent of sales (classified in Dispositions) were made from inventory of the Company's Port Angeles, WA, pulp mill, which was closed on February 28, 1997. With customers in 70 countries, 49 percent of Rayonier's 1997 sales of $1.104 billion were made to customer outside of the United States.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Debt Securities will be used as set forth in the applicable Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods indicated.

                          YEAR ENDED DECEMBER 31,
QUARTER ENDED    -----------------------------------------
MARCH 31, 1998   1997     1996     1995     1994     1993
--------------   -----    -----    -----    -----    -----
    4.18x        5.36x    1.49x    7.55x    5.34x    5.25x

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations adjusted to eliminate minority interest in consolidated partnerships, amortization of capitalized interest, the provision for income taxes and fixed charges. Fixed charges comprise interest on long-term and short-term debt, amortization of debt discount and debt expense, and the portion of rentals deemed representative of the interest factor.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities will be issued under an indenture, dated as of September 1, 1992, as supplemented and amended, between Rayonier and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee"), a copy of which indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption are brief summaries of certain provisions of the Indenture, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular sections of the Indenture or terms that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

     The Debt Securities may be issued by Rayonier from time to time in one or more series. The particular terms of each series of Offered Securities will be described in the Prospectus Supplement or Prospectus Supplements relating to such series.

GENERAL

     The Debt Securities offered pursuant to this Prospectus will be limited to $200,000,000 aggregate principal amount (or, if any Debt Securities are issued at original issue discount, such greater amount as shall result in proceeds of $200,000,000 to the Company). Debt Securities may be issued under the Indenture from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Offered Securities: (1) the title of the Offered Securities; (2) the aggregate principal amount of the Offered Securities; (3) the date on which the principal of the Offered Securities will mature; (4) the rate or rates (or, if subject to adjustment, the manner for determining such rates) at which the Offered Securities shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, and the Regular Record Date for any interest payable on any Interest Payment Date; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of (and premium, if any) and interest on the Offered Securities will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Offered Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Offered Securities and the Indenture may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Offered Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation or the right, if any, of the Company to redeem, purchase or repay the Offered Securities prior to the Stated Maturity pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof or of the Company and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (8) the denominations in which any Offered Securities shall be issued if other than $1,000 or any integral multiple thereof; (9) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to the Offered Securities; (10) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to the Indenture;
(11) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Offered Securities and the manner in which such amounts will be determined; and (12) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture. (Section 3.01.)

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise set forth in the Prospectus Supplement for the Offered Securities, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debt Securities of any series will be exchangeable for other Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate. (Section 3.05.)

     Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company has appointed the Trustee as Securities Registrar. (Section 3.05.) If a Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.02.)

     In the event of any redemption, neither the Company nor the Trustee shall be required to (i) issue, register the transfer of, or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debt Security so selected for redemption, except, in the case of any Debt Security being redeemed in part, any portion thereof not to be redeemed. (Section 3.05.)

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (a "Global Security") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the agents, underwriters or dealers with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

     Payments of principal of (and premium, if any) and interest on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any Paying Agent, or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     If a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debt Securities will be made at the office of the Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time in an applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Trustee or any Paying Agent, as the case may be, by the Regular Record Date. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Sections 3.01, 3.07 and 10.02.)

     Any moneys deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company, and the Holder of such Debt Security shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof. (Section 10.03.)

REDEMPTION

     Unless otherwise indicated in an applicable Prospectus Supplement, Debt Securities will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another corporation or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and such successor corporation expressly assumes the Company's obligations on the Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The Indenture provides that in the event of any conveyance, transfer or lease in accordance with the preceding paragraph, the Company shall be discharged from all obligations and covenants under the Indenture and the Debt Securities and may be dissolved and liquidated.

     The Indenture also provides that if, upon any consolidation or merger of the Company with or into any other corporation, or upon any conveyance, transfer or lease of its properties and assets substantially as an entirety to any Person, any of the property or assets of the Company or of any Restricted Subsidiary would thereupon become subject to any mortgage, lien or pledge, the Company, prior to or simultaneously with such consolidation, merger, conveyance, transfer or lease will secure the Debt Securities equally and ratably with any other obligations of the Company or any Restricted Subsidiary then entitled thereto, by a direct lien on all such property and assets prior to all liens other than any theretofore existing thereon.

COVENANTS

     The Indenture contains covenants including, among others, the following:

Limitations on Liens

     The Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a Lien upon any Principal Property of the Company or any Restricted Subsidiary or on any shares of stock of any Restricted Subsidiary (whether such Principal Property or shares of stock are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities of any series Outstanding which are entitled to the benefits of such provision of the Indenture (together with, if the Company shall so determine, any other Indebtedness of or guaranteed by the Company or such Restricted Subsidiary entitled thereto, subject to applicable priority of payment) shall be secured equally and ratably with or prior to such Indebtedness, except that the foregoing restriction shall not apply to

          (i) Liens on property or shares of stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

          (ii) Liens on property existing at the time of acquisition thereof, or Liens on property which secure the payment of the purchase price of such property, or Liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including improvements to existing property), which indebtedness is incurred or guaranteed within 180 days after the latest of such acquisition or completion of such construction or commencement of operation of such property; provided that such Lien shall not extend to or cover any property of the Company or any Restricted Subsidiary other than such property hereafter acquired or previously unimproved property theretofore owned and the principal amount of Funded Debt secured by such Lien shall not exceed (a) in the case of any timberlands or pollution control facility, 100% of the lesser of (i) the cost of such acquisition, construction or improvement of such property to the Company or such Restricted Subsidiary or (ii) the fair value of such acquisition, construction or improvement of such property at the time of such acquisition, construction or improvement, and (b) in the case of any other type of property, 75% of the lesser of (i) the cost of such acquisition, construction or improvement of such property to the Company or such Restricted Subsidiary or (ii) the fair value of such acquisition, construction or improvement of such property at the time of such acquisition, construction or improvement;

          (iii) Liens securing indebtedness owing by any Restricted Subsidiary to the Company or a wholly owned Restricted Subsidiary;

          (iv) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other Person as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary;

          (v) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of such property; and

          (vi) any extension renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (v), inclusive, provided however, that the principal amount of such indebtedness secured thereby shall not exceed the principal amount of such indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property).

     Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such indebtedness issued pursuant to such exception at such time and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded Debt in compliance with the provisions described below under "Limitation on Sale and Lease-Back Transactions") does not at any one time exceed 10% of Consolidated Net Tangible Assets. In computing the aggregate amount of indebtedness outstanding for purposes of the foregoing sentence, there shall not be included in the calculation any indebtedness issued, assumed or guaranteed pursuant to clauses (i) through (vi) above. (Section 10.08.)

Limitation on Sale and Lease-Back Transactions

     The Indenture provides that the Company shall not and, shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property with any person (other than the Company or a Restricted Subsidiary) unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions set forth above under "Limitation on Liens," to incur Funded Debt in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Lien on the Principal Property to be leased without equally and ratably securing the Debt Securities, or (b) the Company, during the four-month period after the effective date of such transaction, applies to the voluntary retirement of its Funded Debt an amount equal to the greater of: (1) the net proceeds of the sale of the Principal Property leased in such transaction or (2) the fair market value in the good faith opinion of the Board of Directors of the Company of the Principal Property at the time such transaction was entered into. (Section 10.09.)

Certain Definitions

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and prepared in accordance with generally accepted accounting principles.

     "Funded Debt" means all indebtedness for borrowed money having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

     "Lien" means any mortgage, pledge, lien, encumbrance or security interest of any kind.

     "Principal Property" means all timberlands, land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles, excluding all such tangible property located outside the United States, Canada and New Zealand (including their respective territories and possessions) and excluding any such property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not material to the Company and its Subsidiaries taken as a whole.

     "Restricted Subsidiary" is defined as any Subsidiary (a) substantially all of the property of which is located in the United States, Canada or New Zealand (including their respective territories and possessions) and which owns a Principal Property; provided, however, that no Subsidiary shall be a Restricted Subsidiary if pursuant to this clause (a) (i) the total assets of such Subsidiary are less than 10% of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or (ii) in the judgment of the Board of Directors, as evidenced by a Board Resolution, the Company determines that such Subsidiary is not material to the financial condition of the Company and its Subsidiaries taken as a whole or (b) that is designated as a Restricted Subsidiary by the Board of Directors, as evidenced by a Board Resolution. As of the date of this Prospectus the subsidiaries of Rayonier which meet the definition of Restricted Subsidiaries are Rayonier Timberlands, L.P., Rayonier Timberlands Operating Company, L.P. and Rayonier New Zealand Limited.

     "Sale and Lease-Back Transaction" means any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any

Principal Property of the Company or a Restricted Subsidiary which has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such lender or investor or to any person to which funds have been or are to be advanced by such lender or investor on the security of such Principal Property.

     "Subsidiary" means (i) any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the outstanding shares of voting stock or (ii) any other Person (other than a corporation) in which the Company or one or more Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests therein or otherwise has the power to direct the policies, management and affairs thereof.

     "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such Sale and Lease-Back Transaction and (ii) the fair market value, in the good faith opinion of the Board of Directors, of such Principal Property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

MODIFICATION AND WAIVER

     Modification and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Outstanding Debt Security; (ii) reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity of, any Outstanding Debt Security; (iii) change the Place of Payment, or the coin or currency in which any Outstanding Debt Security or the interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Debt Security after the Stated Maturity; or (v) change the provisions of the Indenture relating to amendments of the Indenture requiring the consent of the affected Holders for waiver of compliance with certain provisions of the Indenture or waiver of past defaults. (Section 9.02.)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may on behalf of the Holders of all Debt Securities of that series waive, insofar as the series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. (Section 10.10.) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of that series waive any past default under the Indenture with respect to that series of Debt Securities, except a default in the payment of the principal of (or premium, if any), or any interest on, or payment into any sinking fund on, any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 5.13.)

EVENTS OF DEFAULT

     The Indenture provides that the following shall constitute Events of Default with respect to any series of Debt Securities: (i) default for 30 days in the payment of any interest when due; (ii) default in the payment of principal (or premium, if any) at Maturity; (iii) default in the payment of any sinking fund or analogous payments; (iv) default in the performance of any other covenant in the Indenture for 60 days after written notice thereof; (v) certain events in bankruptcy, insolvency or reorganization; (vi) acceleration of indebtedness for borrowed money in excess of $10,000,000, which acceleration shall not have been rescinded or annulled within 30 days after notice; or (vii) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt

Securities is issued. (Section 5.01.) The Company is required to furnish the Trustee annually with a statement as to the fulfillment by the Company of its obligations under the Indenture. (Section 10.06.) The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in respect of the payment of principal or interest on the Debt Securities) if it considers it in the interest of the Holders to do so. (Section 6.02.)

     If an Event of Default with respect to Outstanding Debt Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration. (Section 5.02.)

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 6.03.) Subject to such provisions for the security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 5.12.)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and, within 60 days following the receipt of such notice, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, and the Trustee shall have failed to institute such proceeding. (Section 5.07.) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute a suit for the enforcement of any such payment. (Section 5.08.)

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS

     The Company, at its option, either (a) will be discharged from any and all obligations with respect to any series of Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) will cease to be under any obligation to comply with certain restrictive covenants of the Indenture with respect to any Debt Securities, upon the deposit with the Trustee, in trust, of money or U.S. government securities or securities of U.S. government agencies backed by the full faith and credit of the U.S. government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal and interest on such series of Debt Securities on the dates such payments are due in accordance with the terms of the Debt Securities. To exercise any such option, no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to such series of Debt Securities shall have occurred and be continuing. The Company is required to deliver to the Trustee an opinion of counsel (i) to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (a), accompanied by a ruling to such effect from the United States Internal Revenue Service and (ii) with respect to certain other matters. (Sections 4.01 and 4.03.)

CHANGES IN CONTROL AND HIGHLY LEVERAGED TRANSACTIONS

     The Indenture does not contain provisions requiring redemption of the Debt Securities by the Company, or adjustment to any terms of the Debt Securities, upon any change in control of the Company.

     Other than restrictions on Liens and Sale and Lease-Back Transactions described under "Covenants" above, the Indenture does not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

CONCERNING THE TRUSTEE

     Bankers Trust Company, a New York banking corporation, will act as trustee for the Debt Securities, and acts as depositary for funds of, makes loans to, and performs other services for, the Company and its subsidiaries in the normal course of business.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Debt Securities being offered thereby sets forth the terms of the offering of such Debt Securities, including the name or names of any underwriters, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Debt Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

     If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered by the Company's Prospectus Supplement if any of such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Debt Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Debt Securities shall not at any time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the particular Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. The agents, underwriters or dealers soliciting such offers will not have any responsibility with respect to the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     Underwriters, dealers and agents that participate in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Act. Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make with respect thereto. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company or its subsidiaries in the ordinary course of their respective businesses.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sales, at prices related to such prevailing market prices or at negotiated prices.

                                 LEGAL MATTERS

     Unless otherwise indicated in the Prospectus Supplement, the validity of the Offered Securities will be passed upon for the Company by John B. Canning, Esq., Corporate Secretary and Associate General Counsel of the Company, and for the underwriters or agents, as the case may be, by Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019.

                                    EXPERTS

     The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses payable by Rayonier in connection with the offering herein described are as follows:

    Securities and Exchange Commission registration fee.........  $ 29,500
    Printing registration statement, prospectus and other
      documents.................................................    10,000
    Trustee's fees and expenses.................................     7,500
    Legal fees..................................................    35,000
    Accountants' fees...........................................     6,000
    Rating agencies' fees.......................................    97,500
    Miscellaneous...............................................    14,500
                                                                  --------
         Total..................................................  $200,000
                                                                  ========

     All amounts are estimates except for the registration fee payable to the Securities and Exchange Commission.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The North Carolina Business Corporation Act provides that the registrant may indemnify officers and directors who are parties in actual or threatened lawsuits and other proceedings against reasonable expenses, judgments, penalties, fines and amounts paid in settlement. North Carolina law further provides that a corporation may purchase insurance, providing for the indemnification of officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the North Carolina law.

     Reference is made to Article VI of the Amended and Restated Articles of Incorporation of the Company filed as an exhibit to Rayonier's Registration Statement on Form S-8 filed on February 28, 1994 (Registration No. 33-52437).

     The Company has in effect insurance policies indemnifying the directors and officers of Rayonier and its subsidiaries, against civil liabilities of such directors and officers.

     Reference is made to the form of indemnification agreement between Rayonier and each of its directors and officers, filed as an exhibit to Rayonier's Form 10-K for the year ended December 31, 1993.

     Any underwriters, dealers or agents who execute any of the Underwriting Agreements referred to in Exhibit 1 to this Registration Statement will agree to indemnify Rayonier's directors and its officers who signed the Registration Statement against certain liabilities which might arise under the Act from information furnished to Rayonier by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                        DESCRIPTION                                  LOCATION
-----------   -----------------------------------------------------   ----------------------------
  1.1         Form of Underwriting Agreement                          Incorporated by reference to
                                                                      Exhibit 1.1 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855)
  1.2         Form of Distribution Agreement                          Incorporated by reference to
                                                                      Exhibit 1.2 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855)
  4.1         Indenture dated as of September 1, 1992 between the     Incorporated by reference
              Company and Bankers Trust Company, as Trustee, with     to Exhibit 4.1 to the
              respect to certain debt securities of the Company.      Company's Annual Report on
                                                                      Form 10-K for its fiscal
                                                                      year ended December 31, 1993
                                                                      (the "1993 10-K")
  4.2         First Supplemental Indenture, dated as of December      Incorporated by reference to
              13, 1993                                                Exhibit 4.2 to the Company's
                                                                      1993 10-K
  4.4         Specimen Form of Debenture                              Incorporated by reference to
                                                                      Exhibit 4.4 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855)
  4.5         Specimen Form of Series C Medium-Term Fixed Rate Note   Incorporated by reference to
                                                                      Exhibit 4.5 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855),
                                                                      except that all references
                                                                      to "Series B" shall be read
                                                                      as references to "Series C"
  4.6         Specimen Form of Series C Medium-Term Floating Rate     Incorporated by reference to
              Note                                                    Exhibit 4.6 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855),
                                                                      except that all references
                                                                      to "Series B" shall be read
                                                                      as references to "Series C".
   5          Opinion of John B. Canning, Esq. with respect to the    Filed herewith
              legality of the securities registered hereby.
 23.1         Consent of independent public accountants.              Filed herewith
 23.2         Consent of John B. Canning, Esq. (See Exhibit 5)        Filed herewith
  24          Powers of Attorney.                                     Filed herewith
  25          Statement as to eligibility of Trustee.                 Filed herewith

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise (but that term shall not extend to the insurance policies referred to in said Item 15), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (7) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), 424(b)(4), or 479(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (8) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 15th day of May 1998.

                                          RAYONIER INC.

                                          By:     /s/ RONALD M. GROSS
                                            ------------------------------------
                                            Name  Ronald M. Gross
                                            Title   Chairman of the Board and
                                                    Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ RONALD M. GROSS                        Chairman of the Board,       May 15, 1998
-----------------------------------------------------      Chief Executive Officer
                   Ronald M. Gross                               and Director
            (Principal Executive Officer)

                /s/ GERALD J. POLLACK                     Senior Vice President and      May 15, 1998
-----------------------------------------------------      Chief Financial Officer
                  Gerald J. Pollack
            (Principal Financial Officer)

               /s/ KENNETH P. JANETTE                    Vice President and Corporate    May 15, 1998
-----------------------------------------------------             Controller
                 Kenneth P. Janette
           (Principal Accounting Officer)

                          *                                       President,
-----------------------------------------------------      Chief Operating Officer
                    W. Lee Nutter                                and Director

                          *                                        Director
-----------------------------------------------------
                   Rand V. Araskog

                          *                                        Director
-----------------------------------------------------
                  Donald W. Griffin

                          *                                        Director
-----------------------------------------------------
                  Paul G. Kirk, Jr.

                          *                                        Director
-----------------------------------------------------
                 Katherine D. Ortega

                          *                                        Director
-----------------------------------------------------
                 Burnell R. Roberts

                          *                                        Director
-----------------------------------------------------
                   Carl S. Sloane

                          *                                        Director
-----------------------------------------------------
               Nicholas L. Trivisonno

                          *                                        Director
-----------------------------------------------------
                   Gordon I. Ulmer

*By: /s/ GERALD J. POLLACK                                                               May 15, 1998
     ------------------------------------------------
     Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION                                  LOCATION
-----------   -----------------------------------------------------   ----------------------------
  1.1         Form of Underwriting Agreement                          Incorporated by reference to
                                                                      Exhibit 1.1 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855)
  1.2         Form of Distribution Agreement                          Incorporated by reference to
                                                                      Exhibit 1.2 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855)
  4.1         Indenture dated as of September 1, 1992 between the     Incorporated by reference
              Company and Bankers Trust Company, as Trustee, with     to Exhibit 4.1 to the
              respect to certain debt securities of the Company.      Company's Annual Report on
                                                                      Form 10-K for its fiscal
                                                                      year ended December 31, 1993
                                                                      (the "1993 10-K")
  4.2         First Supplemental Indenture, dated as of December      Incorporated by reference to
              13, 1993                                                Exhibit 4.2 to the Company's
                                                                      1993 10-K
  4.4         Specimen Form of Debenture                              Incorporated by reference to
                                                                      Exhibit 4.4 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855)
  4.5         Specimen Form of Series C Medium-Term Fixed Rate Note   Incorporated by reference to
                                                                      Exhibit 4.5 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855),
                                                                      except that all references
                                                                      to "Series B" shall be read
                                                                      as references to "Series C"
  4.6         Specimen Form of Series C Medium-Term Floating Rate     Incorporated by reference to
              Note                                                    Exhibit 4.6 to the Company's
                                                                      Registration Statement on
                                                                      Form S-3 (No. 33-52855),
                                                                      except that all references
                                                                      to "Series B" shall be read
                                                                      as references to "Series C".
  5           Opinion of John B. Canning, Esq. with respect to the    Filed herewith
              legality of the securities registered hereby.
 23.1         Consent of independent public accountants.              Filed herewith
 23.2         Consent of John B. Canning, Esq. (See Exhibit 5)        Filed herewith
 24           Powers of Attorney.                                     Filed herewith
 25           Statement as to eligibility of Trustee.                 Filed herewith